UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  January 31, 2009

PUREDEPTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	None	20-4831825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Twin Dolphin Drive, Suite 600
Redwood City, California 94065
(Address of principal executive offices) (Zip code)

(650) 632-4651
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On August 25, 2009, the Company entered into an Amendment No. 2 to Convertible Promissory Notes (the “Amendment”), which amends each of the  Convertible Promissory Notes previously issued by the Company to K One W One Limited (“K1W1”) on February 4, 2008, March 14, 2008, July 4, 2008 and August 12, 2008, respectively (collectively, the “Notes”), pursuant to the  Convertible Note Purchase Agreement dated as of February 4, 2008 and Security Agreement dated as of February 4, 2008, in each case as amended by Amendment No. 1 to Convertible Note Purchase Agreement and Security Agreement dated July 4, 2008,  Amendment No. 2 to Convertible Note Purchase Agreement and Security Agreement dated August 12, 2008, and Amendment No. 1 to Convertible Promissory Notes dated February 4, 2009.  The Amendment restates and extends the maturity date of each of the Notes to June 30, 2011. It also provides for the conversion of the notes at any time up to maturity at the volume-weighted average price for the ten days prior to the conversion date or $0.15/share, whichever is lower.  All other terms and conditions of the Notes and the Convertible Note Purchase Agreement and Security Agreement, as amended, remain the same.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant .

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.43	Amendment No. 2 to Convertible Promissory Notes entered into with K1W1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUREDEPTH, INC., ( Registrant )

Date: August 28, 2009	By:	/s/ Joseph A. Moran
Mr. Joseph A. Moran Chief Financial Officer and Secretary